                                                                    Exhibit 28.1



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   Form 11-K



                 Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



For the Fiscal Year Ended December 31, 1997
                          -----------------



Commission File Number 1-5881
                       ------



    THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
    -----------------------------------------------------------------------
                            (Full Title of the Plan)



                      BROWN & SHARPE MANUFACTURING COMPANY
                              200 Frenchtown Road
                    North Kingstown, Rhode Island 02852-1700
                                 (401) 886-2000

         (Name of Issuer and Address of its Principal Executive Office)

                                  SIGNATURES
                                  ----------



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in North Kingstown, Rhode Island, on the 17th day of June 1998.


                                 BROWN & SHARPE SAVINGS AND RETIREMENT
                                 PLAN FOR MANAGEMENT EMPLOYEES


                                 By:  /s/ Alfred J. Corso
                                      ------------------------------
                                      Alfred J. Corso
                                      Controller
                                      (Principal Accounting Officer)

      BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES

                               TABLE OF CONTENTS
                               -----------------

                                                              PAGE
                                                              ----
Report of Ernst & Young LLP, Independent Auditors               4

Audited Financial Statements:

     Statements of Net Assets Available for Plan Benefits
         at December 31, 1997 and 1996                          5

     Statements of Changes in Net Assets Available for
         Plan Benefits for the Years Ended December 31,
         1997 and 1996                                          5

     Notes to Financial Statements                         6 - 14

Supplemental Schedules:

     Line 27a  Schedule of Assets Held for Investment
         Purposes                                              15

     Line 27d  Schedule of Reportable Transactions          16-17

Consent of Independent Auditors                                18

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               -------------------------------------------------



Brown & Sharpe Savings and Retirement Plan
 for Management Employees Committee
Brown & Sharpe Manufacturing Company


    We have audited the accompanying statements of net assets available for plan benefits of the Brown & Sharpe Savings and Retirement Plan for Management Employees (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

    Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1997, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1997 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1997 financial statements taken as a whole.



                                             ERNST & YOUNG LLP

May 12, 1998

    THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
    -----------------------------------------------------------------------

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ----------------------------------------------------


                                                 DECEMBER 31,
                                           ------------------------
                                              1997         1996
                                           -----------  -----------
Assets:
 Investments (Notes 2 and 5)               $30,046,038  $26,786,938
 Employer contribution receivable              921,526      843,175
 Plan loans receivable                         587,411      487,606
                                           -----------  -----------
 Net Assets Available for Plan Benefits    $31,554,975  $28,117,719
                                           ===========  ===========


        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        ---------------------------------------------------------------

                                                FOR THE YEARS ENDED DECEMBER 31,
                                                --------------------------------
                                                      1997           1996
                                                ---------------  ---------------
ADDITIONS
---------
Contributions
    Employer                                       $ 1,172,444   $ 1,040,395
    Employee                                         1,734,086     1,391,573
                                                   -----------   -----------
                                                     2,906,530     2,431,968
Investment income
    Interest and dividends                           2,071,943     1,630,252

Net realized/unrealized appreciation
    in fair value of investments                     1,601,420     1,729,650
                                                   -----------   -----------
Total additions                                      6,579,893     5,791,870

DEDUCTIONS
----------
   Payments to participants                         (5,311,300)   (3,136,607)
   Fees                                                 (1,151)         (421)
                                                   -----------   -----------
Total deductions                                    (5,312,451)   (3,137,028)

TRANSFERS
---------
     From Brown & Sharpe Employee Stock Owner-
        ship and Profit Participation Plan (ESOP)       59,406        16,264
     From Brown & Sharpe Savings
        and Retirement Plan (SARP)                      89,769       150,131
     Transfers from other plans (Note 1)             2,020,639     2,328,401
                                                   -----------   -----------
Net transfers                                        2,169,814     2,494,796
                                                   -----------   -----------

Net increase                                         3,437,256     5,149,638
Net assets, beginning of year                       28,117,719    22,968,081
                                                   -----------   -----------
Net assets, end of year                            $31,554,975   $28,117,719
                                                   ===========   ===========

See notes to the financial statements.

THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                     --------------------------------------
1.  PLAN DESCRIPTION
    ----------------

    The following description of The Brown & Sharpe Savings and Retirement Plan for Management Employees (the "Plan") provides only general information. Participants should refer to the Summary Plan Description for more complete details.

      GENERAL
      -------

      The Plan is a defined contribution plan covering all eligible full-time salaried employees of Brown & Sharpe Manufacturing Company (the "Company") and its affiliated companies who participate in the Plan. Such employees are immediately eligible to make deferred salary contributions to the Plan. One year of service is required to become a participant receiving Company contributions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

      As a result of the Company's acquisition of DEA S.p.A. on September 28, 1994, participants of the Digital Electronic Automation, Inc. Tax-Deferred Savings Plan (the "DEA Plan") became eligible to participate in the Plan on April 1, 1995. Pursuant to the terms of the DEA Plan, former DEA employees may select an annuity as a distribution option under the Plan. In May 1996, $2,328,401 of net assets were transferred from the DEA Plan into the Plan.

      In July 1997, the Company purchased the remaining 50 percent interest in its joint venture with Automation Software, Inc. In October 1997, $2,020,639 of net assets were transferred from Automation Software, Inc. into the Plan.

      On May 6, 1996, the assets of the Plan were transferred from Fleet National Bank to Putnam Fiduciary Trust Company which was appointed new Trustee and Recordkeeper.

      CONTRIBUTIONS
      -------------

      The Plan permits a participant to make deferred salary contributions to the Plan up to 16% of compensation up to a maximum of $9,500 in 1997 and 1996, (indexed in future years) which is not subject to federal income tax until distributed. Contributions are invested at the direction of the employee in one or more investment alternatives, or "Funds", as described below.

      The Company may, at the discretion of the Board of Directors, make a supplemental contribution of 4% of annual compensation plus 4% of the amount over the Social Security wage base to the account of each participant to be invested as instructed by the participant. The Company's supplemental contributions for 1997 and 1996 were $921,524 and $843,409, respectively.

      In addition, the Plan provides for a Company contribution, or subsidy, equal to one-quarter of the amount of each deferred salary contribution invested directly in the Company Stock Fund. Such Company contributions for 1997 and 1996 were $14,295 and $18,393, respectively.

      In addition, at the discretion of the Board of Directors, the Company may make a matching contribution equal to a percentage not to exceed 25% of the elective contribution, disregarding any elective contribution in excess of 6% of such eligible participant's salary for such Plan year. Such contributions for 1997 and 1996 were $236,625 and $178,593, respectively.

      PARTICIPANT ACCOUNTS
      --------------------

      A separate account is established for each participant when enrolled in the Plan. Each participant's account is credited with (a) participant salary deferrals, (b) Company contributions and (c) Plan earnings. Guaranteed interest contract account earnings are valued on a monthly basis and are allocated to participants based on a pro rated basis.

                   -----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                     --------------------------------------


    INVESTMENTS
    -----------

    Prior to the conversion to Putnam Fiduciary Trust Company, participants directed the trustee to deposit contributions in one or more of the following investment alternatives in multiples of 10%:

    (1) the Diversified Fund, managed by Frontier Capital Management, Inc., consisting primarily of a diversified portfolio of stock and fixed income securities; (2) the Company Stock Fund, managed by Fleet National Bank, consisting primarily of Company common stock; (3) the Money Market Fund, invested by Fleet National Bank through Fidelity Management & Research Company consisting primarily of obligations of the U.S. Government or its agencies, banks and business corporations (other than the Company); or (4) the Guaranteed Interest Fund, consisting primarily of guaranteed investment contracts issued by American International Life Assurance Company of New York in 1994, Principal Mutual Life Insurance Company in 1992 and 1993, and Allstate Life Insurance Company in 1991. These guaranteed investment contracts are agreements under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years. The contracts automatically terminate at maturity date. A penalty is imposed upon early termination of contract. The issuers of these contracts are insurance companies, and because of this, the contracts are more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

    After the transfer of assets to Putnam Fiduciary Trust Company, participants direct the trustee to deposit contributions in one or more of the following investment alternatives in multiples of 5%:

    (1) Putnam New Opportunities Fund invests in a portfolio of stocks in certain emerging industry groups that Putnam believes offer above-average long-term growth potential; (2) the Company Stock Fund, managed by Putnam Investments, consisting of Brown & Sharpe common stock; (3) the Putnam Voyager Fund, invests in a combination of stocks of small companies expected to grow over time as well as stocks of larger, more established corporations; (4) the Putnam Fund for Growth & Income, invests mainly in attractive priced stocks of companies that offer long-term growth potential while also providing income; (5) The George Putnam Fund of Boston, invests in stocks and corporate and government bonds, providing a balanced way to pursue long-term rewards; (6) the Brown & Sharpe Stable Value Fund, consisting of guaranteed investment contracts issued by American International Life Assurance Company of New York, and the Putnam Stable Value Fund, managed by Putnam Investments. This guaranteed investment contract under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years matures on December 31, 1998. The crediting interest rate on this fund was 5.66% to 6.55% in 1997 and the average interest rate was 6.33% in 1997. The interest rate adjusts monthly. The contract automatically terminates at maturity date. A penalty is imposed upon early termination of the contract. The issuer of this contract is an insurance company, and because of this, the contract is more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

    The Plan assets are held in a trust administered by Putnam Fiduciary Trust Company as Trustee.

    The Company pays substantially all of the expenses associated with administering this Plan.

    BENEFITS
    --------

    A participant is always vested 100% in deferred salary contributions and Company stock purchased at a discount and becomes 100% vested in Company contributions after 3 years of service.

                   -----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                     --------------------------------------


    Upon termination of service, participants are eligible to receive the vested value of their account in a lump sum payment or, if retired, in equal annual installments over a 10-year period or deferred until a future date no later than age 70-1/2.

    Participants may borrow from their fund accounts a minimum of $1,000 and to a maximum equal to the lesser of $50,000 or 50 percent of their vested account balance. Loan transactions are treated as a transfer to (from) the investment fund from (to) the loan fund. Loan terms range from one to five years or up to fifteen years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through payroll deductions.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

    The preparation of financial statements in accordance with GAAP requires the use of management's estimates. Actual amounts could differ from these estimates.

    Investments, other than insurance contracts, are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Investments in securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Investments in guaranteed interest contracts with insurance companies and the Putnam Stable Value Fund are stated at contract value defined as cost plus accrued interest less distributions to date, which approximates fair value. The Plan loans receivable are valued at cost which approximates fair value. Purchases and sales of securities are reflected on a trade-date basis. The Plan presents in the statements of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Dividend income is accrued on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.


3.  TAX STATUS
    ----------

    The Internal Revenue Service has determined and informed the Company by a letter dated May 9, 1995 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and, therefore, the related trust is not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. Management is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.


4.  PLAN TERMINATION
    ----------------

    The Company adopted this Plan with a view to maintaining it permanently. However, the Company reserves the right to modify or amend the Plan from time to time, or to terminate the Plan, and to discontinue making contributions temporarily or permanently depending upon business and economic conditions. The Company cannot amend the Plan so as to deprive any participant of benefits already accrued under the Plan at the time of amendment, nor can the Company take back any contributions which it has made to the Plan except in limited circumstances involving factual error or contributions thought to be deductible which are not deductible. Should the Plan terminate, accounts would become fully vested, regardless of years of service, and would be paid to participants as directed by the Committee administering the Plan.

                   -----------------------------------------
                    YEARS ENDED DECEMBER 31, 1997 AND 1996
                   -----------------------------------------



5.  INVESTMENTS
    -----------

    Investments held at December 31, 1997 and 1996 are as follows:





DESCRIPTION                                     1997         1996
----------------------------------------    -----------  -----------
Investments stated at fair value:
 Company common stock                       $ 1,616,375  $ 2,624,544
 Putnam Stable Value Fund                     3,333,527    2,301,692
 The George Putnam Fund of Boston             4,982,088    4,896,277
 Putnam Fund for Growth & Income              6,089,609    4,522,002
 Putnam Voyager Fund                          5,687,376    3,772,403
 Putnam New Opportunities Fund                6,714,154    4,546,068

Investments stated at contract value:
 Guaranteed interest contracts
   American International Life Assurance
     Company Contract #18181-M                1,622,909    1,721,814
   Principal Mutual Life Insurance
     Contract (3)88705-03-M                           -    2,225,705
   Principal Mutual Life Insurance
     Contract (3)88705-02-M                           -      176,433
Total investments                           -----------  -----------
                                            $30,046,038  $26,786,938
                                            ===========  ===========

                   -----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                   -----------------------------------------


6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
    ---------------------------------------------------------------

             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
             ----------------------------------------------------
                  AT DECEMBER 31, 1997, WITH FUND INFORMATION
                  ------------------------------------------



                                                                                   PUTNAM
                                                        BROWN & SHARPE  GEORGE     GROWTH &    PUTNAM      PUTNAM NEW
                                 PLAN         COMPANY    STABLE VALUE   PUTNAM      INCOME     VOYAGER    OPPORTUNITIES
                                 LOANS       STOCK FUND     FUND         FUND        FUND        FUND         FUND         TOTAL
                             --------------  ----------  ----------  ------------  ----------  ----------  ----------  -------------
Assets:
  Investments                      $      -  $1,616,375  $4,956,436    $4,982,088  $6,089,609  $5,687,376  $6,714,154    $30,046,038
  Employer contribution
   receivable                             -      26,463     186,980        68,693     171,156     177,767     290,467        921,526
  Plan loans receivable             587,411           -           -             -           -           -           -        587,411
                             --------------  ----------  ----------    ----------  ----------  ----------  ----------    -----------
Net Assets Available for
 Plan Benefits                     $587,411  $1,642,838  $5,143,416    $5,050,781  $6,260,765  $5,865,143  $7,004,621    $31,554,975
                             ==============  ==========  ==========    ==========  ==========  ==========  ==========    ===========



             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
             ----------------------------------------------------
                  AT DECEMBER 31, 1996, WITH FUND INFORMATION
                  ------------------------------------------

                                                                                     PUTNAM
                                                        BROWN & SHARPE   GEORGE     GROWTH &    PUTNAM     PUTNAM NEW
                                 PLAN         COMPANY    STABLE VALUE    PUTNAM      INCOME     VOYAGER    OPPORTUNITIES
                                 LOANS       STOCK FUND     FUND         FUND         FUND        FUND        FUND         TOTAL
                             --------------  ----------  ----------  ------------  ----------  ----------  ----------  -------------
Assets:
  Investments                      $      -  $2,624,544  $6,425,644    $4,896,277  $4,522,002  $3,772,403  $4,546,068    $26,786,938
  Employer contribution
   receivable                             -      25,498     193,407        61,580     139,250     160,025     263,415        843,175
  Plan loans receivable             487,606           -           -             -           -           -           -        487,606
                             --------------  ----------  ----------    ----------  ----------  ----------  ----------    -----------
Net Assets Available for
 Plan Benefits                     $487,606  $2,650,042  $6,619,051    $4,957,857  $4,661,252  $3,932,428  $4,809,483    $28,117,719
                             ==============  ==========  ==========    ==========  ==========  ==========  ==========    ===========



                   -----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                   -----------------------------------------

  6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
      ------------------------------------------------------------------
      AND STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
      -------------------------------------------------------------------
                                 (CONTINUED)
                                ------------


        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        ---------------------------------------------------------------
          FOR THE YEAR ENDED DECEMBER 31, 1997, WITH FUND INFORMATION
          -----------------------------------------------------------

                                                                  BROWN & SHARPE      GEORGE          PUTNAM
                                    PLAN            COMPANY        STABLE VALUE       PUTNAM     GROWTH & INCOME
                                   LOANS           STOCK FUND          FUND            FUND            FUND
                             -----------------  ----------------  --------------  ---------------  -------------
ADDITIONS
---------
Contributions
    Employer                        $       -       $    49,341     $   223,692      $    87,302     $  213,511
    Employee                                -            62,170         208,833          156,248        336,276
    Loan repayments                  (144,472)            1,928          25,713            8,890         32,457
                                    ---------       -----------     -----------      -----------     ----------
                                     (144,472)          113,439         458,238          252,440        582,244
Investment income
    Interest and dividends                  -               455         333,334          459,632        776,148
Net realized/unrealized
     appreciation
      (depreciation)
    in fair value of
     investments                            -          (567,813)              -          395,110        270,957
                                    ---------       -----------     -----------      -----------     ----------

Total additions
 (deductions)                        (144,472)         (453,919)        791,572        1,107,182      1,629,349

DISBURSEMENTS
-------------
    Payments to
     participants                     (25,692)         (151,393)     (2,204,242)      (1,184,996)      (879,065)
    Loans to participants             218,702              (712)        (45,751)         (20,598)       (29,513)
    Forfeitures                             -            (3,311)          8,197           (1,377)          (274)
    Fees                                    -                 -            (244)            (138)          (222)
                                    ---------       -----------     -----------      -----------     ----------
Total (disbursements)
 additions                            193,010          (155,416)     (2,242,040)      (1,207,109)      (909,074)

TRANSFERS
---------
  Transfers from ESOP                       -                 -           3,084           10,730         27,921
  Transfers (to) from SARP                  -            10,229          50,676           10,956          1,893
  Transfers from another
   Plan                                51,267                 -         287,147           75,055        442,904
  Transfers between funds                   -          (408,098)       (366,074)          96,110        406,520
                                    ---------       -----------     -----------      -----------     ----------
Net transfers                          51,267          (397,869)        (25,167)         192,851        879,238
                                    ---------       -----------     -----------      -----------     ----------

Net increase (decrease)                99,805        (1,007,204)     (1,475,635)          92,924      1,599,513
Net assets, beginning of
 period                               487,606         2,650,042      6 ,619,051        4,957,857      4,661,252
                                    ---------       -----------     -----------      -----------     ----------

Net assets, end of year             $ 587,411       $ 1,642,838     $ 5,143,416      $ 5,050,781     $6,260,765
                                    =========       ===========     ===========      ===========     ==========

                                 PUTNAM         PUTNAM NEW
                                 VOYAGER       OPPORTUNITIES
                                  FUND             FUND           TOTAL
                                ---------       ----------      ----------
ADDITIONS
---------
Contributions
    Employer                    $  225,769      $  372,829     $ 1,172,444
    Employee                       367,710         602,849       1,734,086
    Loan repayments                 25,295          50,189               -
                                ----------      ----------      ----------
                                   618,774       1,025,867       2,906,530
Investment income
    Interest and dividends         339,281         163,093       2,071,943
Net realized/unrealized
     appreciation
      (depreciation)
    in fair value of
     investments                   637,170         865,996       1,601,420
                                ----------      ----------      ----------

Total additions
 (deductions)                    1,595,225       2,054,956       6,579,893

DISBURSEMENTS
-------------
    Payments to
     participants                 (442,062)       (423,850)     (5,311,300)
    Loans to participants          (38,734)        (83,394)              -
    Forfeitures                       (439)         (2,796)              -
    Fees                              (196)           (351)         (1,151)
                                ----------      ----------      ----------
Total (disbursements)
 additions                        (481,431)       (510,391)     (5,312,451)

TRANSFERS
---------
  Transfers from ESOP                2,488          15,183          59,406
  Transfers (to) from SARP          16,179            (164)         89,769
  Transfers from another
   Plan                            557,288         606,978       2,020,639
  Transfers between funds          242,966          28,576               -
                                ----------      ----------      ----------
Net transfers                      818,921         650,573       2,169,814
                                ----------      ----------      ----------

Net increase (decrease)          1,932,715       2,195,138       3,437,256
Net assets, beginning of
 period                          3,932,428       4,809,483      28,117,719
                                ----------      ----------      ----------

Net assets, end of year         $5,865,143      $7,004,621     $31,554,975
                                ==========      ==========      ==========


                   -----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                   -----------------------------------------

6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS (CONTINUED)
    ---------------------------------------------------------------------------

 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE PERIOD
 ------------------------------------------------------------------------------
            JANUARY 1, 1996 - APRIL 30, 1996, WITH FUND INFORMATION
            -------------------------------------------------------

                                                                                                       GUARANTEED
                                 PLAN           MONEY MARKET     DIVERSIFIED         COMPANY            INTEREST
                                 LOANS              FUND            FUND            STOCK FUND            FUND           TOTAL
                                 -----          ------------     -----------        ----------         ----------        -----

ADDITIONS
---------
Contributions
  Employer                      $       -        $  22,530       $    110,422      $    18,506        $    37,905  $    189,363
  Employee                              -           22,343            216,771           42,143            114,681       395,938
  Loan repayments                 (41,714)           2,114             19,597            2,427             17,576             -
                                ---------        ---------       ------------      -----------        -----------   -----------
                                  (41,714)          46,987            346,790           63,076            170,162       585,301
Investment income
  Interest and dividends                -           17,125             47,260              775            190,091       255,251
                                ---------        ---------       ------------      -----------        -----------  ------------
                                        -           17,125             47,260              775            190,091       255,251
Net appreciation
 (depreciation)
  in fair value of
   investments                          -                -            918,822          (90,740)                 -       828,082
                                ---------        ---------       ------------      -----------        -----------  ------------

Total additions
 (deductions)                     (41,714)          64,112          1,312,872          (26,889)           360,253     1,668,634

DISBURSEMENTS
-------------
  Payments to participants        (34,721)            (447)          (444,830)         (30,656)        (1,047,018)   (1,557,672)
  Loans to participants            61,804          (10,889)           (41,811)          (9,104)                 -             -
  Fees                                  -                -                  -                -                  -             -
                                ---------        ---------       ------------      -----------        -----------  ------------
Total (disbursements)
 additions                         27,083          (11,336)          (486,641)         (39,760)        (1,047,018)   (1,557,672)

TRANSFERS
---------
  Transfers (to) from SARP              -            2,649             56,531             (617)            36,166        94,729
  Transfers to new trustee       (245,820)        (905,921)       (11,143,952)      (1,782,872)        (9,095,207)  (23,173,772)
  Transfers between funds               -          134,114            (90,903)        (100,511)            57,300             -
                                ---------        ---------       ------------      -----------        -----------  ------------
Net transfers                    (245,820)        (769,158)       (11,178,324)      (1,884,000)        (9,001,741)  (23,079,043)
                                ---------        ---------       ------------      -----------        -----------  ------------

Net increase (decrease)          (260,451)        (716,382)       (10,352,093)      (1,950,649)        (9,688,506)  (22,968,081)
Net assets, beginning of
 year                             260,451          716,382         10,352,093        1,950,649          9,688,506    22,968,081
                                ---------        ---------       ------------      -----------        -----------  ------------
Net assets, end of period       $       -        $       -       $          -      $         -        $         -  $          -
                                =========        =========       ============      ===========        ===========  ============

                   -----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                   -----------------------------------------

6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS (CONTINUED)
    --------------------------------------------------------------- -----------

 STATEMENT OF CHANGES IN NET ASSETS  AVAILABLE FOR PLAN BENEFITS FOR THE PERIOD
 ------------------------------------------------------------------------------
       MAY 1, 1996 - DECEMBER 31, 1996, WITH FUND INFORMATION (continued)
       ------------------------------------------------------------------

                                                                BROWN & SHARPE       GEORGE          PUTNAM          PUTNAM
                                   PLAN            COMPANY       STABLE VALUE        PUTNAM      GROWTH & INCOME     VOYAGER
                                  LOANS          STOCK FUND          FUND             FUND            FUND            FUND
                             ----------------  ---------------  --------------  ----------------  -------------  --------------
ADDITIONS
---------
Contributions
     Employer                 $            -       $   33,355     $   193,407       $    61,580     $  139,250      $  160,025
     Employee                              -           33,216         160,065            76,629        170,514         202,423
     Loan repayments                 (67,589)             759          19,786             4,451         13,161          12,677
                                    --------       ----------     -----------       -----------     ----------      ----------
                                     (67,589)          67,330         373,258           142,660        322,925         375,125

Investment income
     Interest and dividends                -              207         270,624           469,339        335,329         259,365
                                    --------       ----------     -----------       -----------     ----------      ----------
                                           -              207         270,624           469,339        335,329         259,365
Net realized/unrealized
 appreciation
     (depreciation) in
      fair value
     of investments                        -          811,654               -           124,244        125,049        (106,779)
                                    --------       ----------     -----------       -----------     ----------      ----------

Total additions
 (deductions)                        (67,589)         879,191         643,882           736,243        783,303         527,711

DISBURSEMENTS
-------------
     Payments to
      participants                   (24,752)         (28,158)       (908,924)         (175,953)       (27,950)       (266,259)
     Loans to participants           318,549           (3,349)        (53,177)          (77,365)       (40,312)        (62,125)
     Fees                                  -                -             (94)              (77)           (69)            (70)
                                    --------       ----------     -----------       -----------     ----------      ----------

Total (disbursements)
 additions                           293,797          (31,507)       (962,195)         (253,395)       (68,331)       (328,454)

TRANSFERS
---------
  Transfers from ESOP                      -                -           5,445            10,819              -               -
  Transfers (to) from SARP                 -           78,881        (127,958)         (636,021)       576,257         166,035
  Transfers from previous
   trustee                           234,077        1,823,981       8,909,853        11,213,854              -         992,007
  Transfer from another
   Plan                               27,321                -       2,301,080                 -              -               -
  Transfers between funds                  -         (100,504)     (4,151,056)       (6,113,643)     3,370,023       2,575,129
                                    --------       ----------     -----------       -----------     ----------      ----------
Net transfers                        261,398        1,802,358       6,937,364         4,475,009      3,946,280       3,733,171
                                    --------       ----------     -----------       -----------     ----------      ----------

Net increase (decrease)              487,606        2,650,042       6,619,051         4,957,857      4,661,252       3,932,428
Net assets, beginning of
 period                                    -                -               -                 -              -               -
                                    --------       ----------     -----------       -----------     ----------      ----------

Net assets, end of year             $487,606       $2,650,042     $ 6,619,051       $ 4,957,857     $4,661,252      $3,932,428
                                    ========       ==========     ===========       ===========     ==========      ==========
                                PUTNAM NEW
                              OPPORTUNITIES                       CONSOLIDATED
                                   FUND            TOTAL             TOTAL
                             ---------------  ----------------  ----------------
ADDITIONS
---------
Contributions
     Employer                    $  263,415       $   851,032       $ 1,040,395
     Employee                       352,788           995,635         1,391,573
     Loan repayments                 16,755                 -                 -
                                 ----------       -----------       -----------
                                    632,958         1,846,667         2,431,968
Investment income
     Interest and dividends          40,137         1,375,001         1,630,252
                                 ----------       -----------       -----------
                                     40,137         1,375,001         1,630,252
Net realized/unrealized
 appreciation
     (depreciation) in
      fair value
     of investments                 (52,600)          901,568         1,729,650
                                 ----------       -----------       -----------

Total additions
 (deductions)                       620,495         4,123,236         5,791,870

DISBURSEMENTS
-------------
     Payments to
      participants                 (146,939)       (1,578,935)       (3,136,607)
     Loans to participants          (82,221)                -                 -
     Fees                              (111)             (421)             (421)
                                 ----------       -----------       -----------

Total (disbursements)
 additions                         (229,271)       (1,579,356)       (3,137,028)

TRANSFERS
---------
  Transfers from ESOP                     -            16,264            16,264
  Transfers (to) from SARP           (1,792)           55,402           150,131
  Transfers from previous
   trustee                                -        23,173,772                 -
  Transfer from another
   Plan                                   -         2,328,401         2,328,401
  Transfers between funds         4,420,051                 -                 -
                                 ----------       -----------       -----------
Net transfers                     4,418,259        25,573,839         2,494,796
                                 ----------       -----------       -----------

Net increase (decrease)           4,809,483        28,117,719         5,149,638
Net assets, beginning of
 period                                   -                 -        22,968,081
                                 ----------       -----------       -----------

Net assets, end of year          $4,809,483       $28,117,719       $28,117,719
                                 ==========       ===========       ===========

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

7.  TRANSACTIONS WITH PARTIES-IN-INTEREST

    Fees paid during the years ended December 31, 1997 and 1996, for investment management, custodial services, recordkeeping and accounting services rendered by parties-in-interest were based on customary and reasonable rates for such services. The Plan invests in mutual funds managed by Putnam Investments, who is also the Plan's recordkeeper and trustee. Therefore, these transactions qualify as party-in-interest. There were no other party-in-interest transactions that were prohibited by ERISA Section 406 and for which there was no statutory or administrative exemption.


   The following summarizes activity related to Brown & Sharpe capital stock during the years ended December 31, 1997 and 1996:


                                                                    1997                 1996
                                                            --------------------  --------------------

                                                            SHARES    AMOUNT     SHARES     AMOUNT
                                                            --------- ---------  ---------  ---------

     BROWN & SHARPE MANUFACTURING COMPANY
     ------------------------------------
          Purchases of capital stock                        19,670.12  $243,824  40,983.83  $467,490
          Distributions of capital stock to participants     6,285.00    93,459   2,483.49    28,449
          Sales of capital stock, at market value           42,190.00   590,722  33,855.65   409,344


8.   YEAR 2000 ISSUE (UNAUDITED)

    The Plan sponsor has developed a plan to modify its internal information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The project also includes determining whether third-party service providers have reasonable plans in place to become Year 2000 ready. The Plan sponsor currently expects the project to be substantially complete by early 1999. The Plan sponsor does not expect this project to have a significant effect on Plan operations.

                             SUPPLEMENTAL SCHEDULES
                             ----------------------

      BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
          LINE 27A    SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1997


SHARES OR FACE VALUE                          DESCRIPTION                        CURRENT VALUE     COST
=======================  ======================================================  =============  ===========

                         THE GEORGE PUTNAM FUND OF BOSTON *
277,090.568 shares       Balanced fund consisting of stocks and corporate           $4,982,088   $4,573,231
                         and government bonds

                         PUTNAM NEW OPPORTUNITIES FUND *
138,009.333 shares       Long-term growth funds consisting of stock of               6,714,154    5,930,133
                         certain emerging industry groups that in Putnam
                         Investments' view offer long-term growth potential

                         PUTNAM VOYAGER FUND *
298,549.943 shares       A combination of stocks of small companies expected         5,687,376    5,202,206
                         to grow over time in addition to stocks of larger more
                         established corporations

                         BROWN & SHARPE COMPANY STOCK FUND *
158,662.551 shares       Consisting of 158,662.551 shares of Brown & Sharpe          1,616,375    1,604,711
                         Class A & B Common Stock

                         PUTNAM FUND FOR GROWTH & INCOME *
311,648.371 shares       A combination of attractive priced stocks of companies      6,089,609    5,808,305
                         viewed by Putnam to offer long-term growth potential
                         while also providing income

                         BROWN & SHARPE STABLE VALUE FUND
$1,622,909 face value    American International Life Assurance Company               1,622,909    1,622,909
3,333,527 shares         Putnam Stable Value Fund *                                  3,333,527    3,333,527
                                                                                    ----------   ----------
                                                                                     4,956,436    4,956,436
Plan Loan Receivable     7% to 10.25%                                                  587,411            -
                                                                                   -----------  -----------

TOTAL ASSETS HELD FOR INVESTMENTS                                                  $30,633,449  $28,075,022
                                                                                   ===========  ===========

* IDENTIFIES PARTY-IN-INTEREST TO THE PLAN

      BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                LINE 27D    SCHEDULE OF REPORTABLE TRANSACTIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1997
                    ------------------------------------


CATEGORY (I)  AN  INDIVIDUAL TRANSACTION IN EXCESS OF 5% OF BEGINNING OF YEAR
-----------------------------------------------------------------------------
NET ASSETS
----------

                                                                                                  CURRENT VALUE OF
                                                                                                 ASSET ON TRANSACTION    NET GAIN
IDENTITY OF PARTY INVOLVED  DESCRIPTION OF ASSETS  PURCHASE PRICE    SELLING PRICE  COST OF ASSET         DATE             (LOSS)
--------------------------  ---------------------  --------------     ------------  -------------  --------------------  --------
PRINCIPAL MUTUAL LIFE      PRINCIPAL MUTUAL LIFE
INSURANCE  COMPANY         INSURANCE  COMPANY
                           Contract No. (3)
                           88705-M

                           Sold $2,172,934
                           face amount in
                           1 transaction            $          -      $  2,172,934   $ 2,172,934          $  2,172,934    $      -

        ----------------------------------------------------------------

CATEGORY (III)  A SERIES OF SECURITIES TRANSACTIONS IN EXCESS OF 5% OF BEGINNING
--------------------------------------------------------------------------------
OF YEAR NET ASSETS
------------------
PUTNAM FIDUCIARY TRUST     THE GEORGE PUTNAM FUND
COMPANY                    OF BOSTON *
                           Purchased 112,245.46
                           shares  in 114 trans-
                           actions                     2,009,041                 -     2,009,041             2,009,041           -

                           Sold 133,708.41 shares
                           in 87 transactions                  -         2,318,342     2,228,102             2,318,342      90,240


                           PUTNAM FUND FOR GROWTH
                           AND INCOME *
                           Purchased 181,929.34
                           shares in 149 trans-
                           actions                     3,685,585                 -     3,685,585             3,685,585           -

                           Sold 121,224.48 shares
                           in 83 transactions                  -         2,388,935     2,281,128             2,388,935     107,807


                           PUTNAM VOYAGER FUND *
                           Purchased 160,370.69
                           shares in 138 trans-
                           actions                     3,002,861                 -     3,002,861             3,002,861          -

                           Sold 95,840.77 shares
                           in 90 transactions                  -         1,725,058     1,698,536             1,698,536     26,522

      BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the Year Ended December 31, 1997
                      ------------------------------------



CATEGORY (III)  A SERIES OF SECURITIES TRANSACTIONS IN EXCESS OF 5% OF BEGINNING
--------------------------------------------------------------------------------
OF YEAR NET ASSETS (CONTINUED)
------------------------------

                                                                                                        CURRENT VALUE OF
                                                                                                      ASSET ON TRANSACTION  NET GAIN
IDENTITY OF PARTY INVOLVED    DESCRIPTION OF ASSETS     PURCHASE PRICE  SELLING PRICE  COST OF ASSET         DATE            (LOSS)
---------------------------  ------------------------   --------------  -------------  -------------  --------------------  --------
                             PUTNAM STABLE VALUE
                             FUND *
                             Purchased 7,557,007.30
                             shares in
                             194 transactions                7,557,007              -      7,557,007             7,557,007         -


                             Sold 6,525,172.85
                             shares in 103
                             transactions                            -      6,525,172      6,525,172             6,525,172         -


                             PUTNAM NEW
                             OPPORTUNITIES FUND *
                             Purchased 74,877.58
                             shares in
                             143 transactions                3,412,604              -      3,412,604             3,412,604         -


                             Sold 48,757.68 shares
                             in 110
                             transactions                            -      2,110,513      2,096,327             2,110,513    14,186



* IDENTIFIES PARTY-IN-INTEREST TO THE PLAN

THERE WERE NO CATEGORY (II) OR (IV) TRANSACTIONS FOR THE YEAR ENDED DECEMBER 31, 1997.

                        CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-77575, and 33-23603) pertaining to the Brown & Sharpe Savings and Retirement Plan for Management Employees of Brown & Sharpe Manufacturing Company of our report dated May 12, 1998, with respect to the financial statements and schedules of the Brown & Sharpe Savings and Retirement Plan for Management Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                  ERNST & YOUNG LLP



   Providence, Rhode Island
   June 12, 1998
                                       19